UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                            UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                               Form 8-K

                            Current Report
    Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported)   July 1, 2008
                     --------------------------

                    Dynasil Corporation of America
   ------------------------------------------------------------

   (Exact name of registrant as specified in its charter)

     Delaware                      000-27503         22-1734088
---------------------------       ----------        -----------
(State or other                  (Commission       (IRS Employer
jurisdiction of incorporation)    File Number)    Identification No.)



            385 Cooper Road, West Berlin, New Jersey, 08091
------------------------------------------------------------

               (Address of principal executive offices)


                            (856)-767-4600
  ----------------------------------------------------------

   (Registrant's telephone number, including area code)

                            Not Applicable
------------------------------------------------------------
 (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see
General Instructions A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On July 1, 2008, Dynasil Corporation of America, a Delaware corporation ("Dynasil"), completed the acquisition of certain assets of RMD Instruments, LLC and acquired the stock of Radiation Monitoring Devices, Inc. on terms, conditions and provisions that are consistent with, but that replaced and superseded, a Letter of Intent dated December 18, 2007 (the "Letter of Intent"). In order to provide financing for this acquisition, Dynasil completed a bank financing with Susquehanna Bank DV and sold shares of Series C 10% Cumulative Convertible Preferred Stock. In addition, Dynasil entered into former owner work continuation agreements with two former owners of the acquired businesses and entered into five year leases for the space currently occupied by the businesses being acquired. Dynasil entered into the following material definitive agreements:

     1. An Asset Purchase Agreement dated July 1, 2008 (the "Asset Purchase Agreement") by and among Dynasil, RMD Instruments Corp., a Delaware corporation that is a wholly-owned subsidiary of Dynasil ("RMD Instruments"), RMD Instruments LLC, a Massachusetts limited liability company that manufactures and sells photonics related instruments and components (the "Seller"), the Gerald Entine 1988 Family Trust (the "Entine Trust"), Fritz Wald and Doris Wald (together, the "Walds") and Jacob H. Paster ("Paster");

     2. An Agreement and Plan of Merger dated July 1, 2008
(the "Merger Agreement") by and among Dynasil, RMD
Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Dynasil ("RMD Acquisition"), Radiation
Monitoring Devices, Inc., a Massachusetts corporation that performs research under government contracts such as SBIRs
("RMD"), the Entine Trust, the Walds and Paster;

     3. a Former Owner Work Continuation Agreement dated
July 1, 2008 (the "Entine Former Owner Work Continuation
Agreement") by and between Dynasil and Gerald Entine
("Entine");

     4. a Former Owner Work Continuation Agreement dated
July 1, 2008 (the "Paster Former Owner Work Continuation
Agreement") by and between Dynasil and Paster;

     5. a Standard Form Commercial Lease - RMD-I dated July
1, 2008 by and between Charles River Realty, d/b/a Bachrach,
Inc. (the "Lessor"), and RMD Instruments (the "RMD
Instruments Lease");

     6. a Standard Form Commercial Lease - RMD-S dated July
1, 2008 by and between the "Lessor" and RMD (the "RMD
Lease"); and

     7. a Term Loan and Line of Credit Agreement along with supporting agreements dated July 1, 2008 (the "Bank Loan Agreement") by and among Susquehanna Bank DV (the "Bank"), Dynasil, Evaporated Metal Films Corporation, a New York corporation and a wholly-owned subsidiary of Dynasil ("EMF"), Optometrics Corporation, a Delaware corporation and a wholly-owned subsidiary of Dynasil ("Optometrics"), RMD Instruments and RMD Acquisition.

      Dynasil and its subsidiaries had no previous relationship with the Seller, RMD, the Entine Trust, Entine, the Walds or Paster.

     Pursuant to the Asset Purchase Agreement, Dynasil, acting through RMD Instruments, acquired key business assets used by the Seller in its business of manufacturing and selling photonics related instruments and components for a purchase price comprised of $12,500,000 in cash and 1,000,000 shares of Dynasil's common stock (the "acquisition stock"). The assets acquired from the Seller included its inventory, equipment, proprietary assets, contracts, goodwill, miscellaneous property, licenses, prepaid expenses, rights under unfilled customer orders and certain accounts receivable. The assets acquired were acquired subject to the following liabilities: accrued vacation, accrued bonus, and sales tax accrual, in each case limited to the amounts indicated on the Seller's June 30, 2008 balance sheet. The Seller did not transfer to RMD Instruments the following assets: cash, investments, and certain accounts receivable. The Seller's members may tender the shares of the acquisition stock to Dynasil for repurchase by it at a repurchase price of $2.00 per share during a two year period starting July 1, 2010. The Asset Purchase Agreement contained representations, warranties, covenants (including mutual indemnification rights and obligations), and other terms, conditions and provisions that are customary for these kinds of transactions. Reference is made to the complete and final form of the Asset Purchase Agreement which is filed as an Exhibit to this Report and which is incorporated herein by reference.

     Pursuant to the Merger Agreement, Dynasil, acting through RMD Acquisition acquired all of RMD's outstanding equity securities and merged into RMD in exchange for an aggregate of 3,582,000 shares of Dynasil's common stock. The Merger Agreement contained representations, warranties, covenants (including post-closing adjustments and mutual indemnification rights and obligations), and other terms, conditions and provisions that are customary for these kinds of transactions. Reference is made to the complete and final form of the Merger Agreement which is filed as an Exhibit to this Report and which is incorporated herein by reference.

     The Entine Former Owner Work Continuation Agreement provides for the employment of Entine as RMD's president for a period of 18 months starting July 1, 2008, extendible by mutual agreement for an additional 6 months thereafter. Under that agreement, Entine will receive a base salary of $325,000 per year, business expense reimbursements (including reimbursement for home office expenses) and customary employee benefits. The agreement also requires Entine to maintain confidentiality and not compete with Dynasil or RMD for a five year period. If Dynasil or RMD terminates the agreement for any reason other than "cause" (as defined), Entine will be entitled to receive 20% of his base salary at the time of termination. The terms of the agreement are similar to Entine's pre-transaction compensation package which is being continued as per the Letter of Intent although it is not consistent with Dynasil's current executive compensation policies.
Reference is made to the complete and final form of the Entine Former Owner Work Continuation Agreement which is filed as an Exhibit to this Report and which is incorporated herein by reference.

     The Paster Former Owner Work Continuation Agreement provides for the employment of Paster as Vice President of RMD Instruments for a period of 24 months starting July 1, 2008. Under that agreement, Paster will receive a base salary of $250,000 per year, vested options exercisable for a 3 year period starting July 1, 2008 to acquire 100,000 shares of Dynasil common stock at an exercise price of 33% above market price, options exercisable for a 3 year period starting July 1, 2008 to acquire an additional 20,000 shares of Dynasil's common stock at an exercise price of 33% above market price that will vest on October 15, 2009 if RMD Instruments meets a certain revenue objective, customary business expense reimbursements, reimbursement for apartment rental expense of $2,625 per month through October 2008 and customary employee benefits. The agreement also requires Paster to maintain confidentiality and not compete with Dynasil or RMD for a five year period. If Dynasil or RMD terminates the agreement for any reason other than "cause" (as defined), Paster will be entitled to receive the greater of the balance of the first twelve (12) months of base pay or 20% of his annual base pay at the time of termination. The base compensation in the agreement is similar to Paster's pre-transaction compensation package which is being continued as per the Letter of Intent although it is not consistent with Dynasil's current executive compensation policies. Reference is made to the complete and final form of the Paster Former Owner Work Continuation Agreement which is filed as an Exhibit to this Report and which is incorporated herein by reference.

     The RMD Instruments Lease provides for the rent by RMD Instruments of approximately 7,700 square feet of space and related facilities that it currently occupies on several floors of a building located at 44 Hunt Street, Watertown, Massachusetts 02472 for a 5 year term starting July 1, 2008 for an annual rent of $153,230, payable in monthly installments of $12,769, increasing by 4% per year for each new lease year after the first one. RMD Instruments also is obligated to pay as additional rent its pro-rata share (19.2%) of maintaining the interior portions of the building and of any increase or decrease in the building's real estate taxes, water and sewer use charges and heating oil costs over the charges and costs of each of these items for calendar year 2007. RMD Instruments is also obligated to pay for its own electricity, gas and telephone services where such services are separately metered or for its pro-rata share as above for those expenses where there is not separate metering. The RMD Instruments Lease also grants RMD Instruments rights of first refusal to purchase the building during the lease term and to relet the premises after expiration of the initial lease term. Entine is a partner in the Lessor of the building. Reference is made to the complete and final form of the RMD Instruments Lease which is filed as an Exhibit to this Report and which is incorporated herein by reference.

     The RMD Lease provides for the rent by RMD of approximately 30,100 square feet of space and related facilities that it currently occupies on five floors of a building located at 44 Hunt Street, Watertown, Massachusetts 02472 for a 5 year term starting July 1, 2008 for an annual rent of $598,990, payable in monthly installments of $49,916, increasing by 4% per year for each new lease year after the first one. RMD also is obligated to pay as additional rent its pro-rata share (75.3%) of maintaining the interior portions of the building and of any increase or decrease in the building's real estate taxes, water and sewer use charges and heating oil costs over the charges and costs of each of these items for calendar year 2007. RMD is also obligated to pay for its own electricity, gas and telephone services where such services are separately metered or for its pro-rata share as above for those expenses where there is not separate metering. The RMD Lease also grants RMD rights of first refusal to purchase the building during the lease term and to relet the premises after expiration of the initial lease term. Entine is a partner in the Lessor of the building. Reference is made to the complete and final form of the RMD Lease which is filed as an Exhibit to this Report and which is incorporated herein by reference.

     In conjunction with that transaction and on the same day, Dynasil, EMF, Optometrics, RMD Instruments and RMD entered into the Bank Loan Agreement pursuant to which a portion of the funds used to finance the acquisitions described above were obtained. Under the Bank Loan Agreement, the Bank provided Dynasil with two borrowing facilities: a $9,000,000 term loan (the "Term Loan") and a $1,000,000 line of credit loan (the "Line of Credit"). The $9,000,000 proceeds of the Term Loan were used by Dynasil to finance consummation of the transactions contemplated by the Asset Purchase Agreement, to pay off $894,080 of existing indebtedness to Citizens Bank and the Bank, and for general working capital purposes. Proceeds of the Line of Credit will be used for general working capital purposes. The Term Loan bears interest at 6% per annum and is to be repaid at the rate of $174,359.49 per month over sixty equal, consecutive, monthly payments. The Line of Credit bears interest at The Wall Street Journal Prime Rate and it expires on January 31, 2010, although Dynasil anticipates that it will then be renewed annually by the Bank. The Bank Loan Agreement also contains terms, conditions and provisions that are customary for commercial lending transactions of this sort. That agreement requires Dynasil to maintain a debt service coverage ratio of at least 1.20 to 1 and to apply 20% of its earnings after taxes during its fiscal years ending September 30, 2009 and September 30, 2010 to mandatory prepayments of up to $300,000 in fiscal 2009 and $500,000 in fiscal 2010. Pursuant to the Bank Loan Agreement, Dynasil granted a mortgage in the Bank's favor and also pledged its other business assets as collateral. Further, Dynasil's EMF, Optometrics, RMD Instruments and RMD Acquisition subsidiaries have also guaranteed the indebtedness under the Bank Loan Agreement and mortgaged or pledged certain of their assets as collateral for their guarantees. The applicable borrowing documents were entered into at arms-length between Dynasil and its operating subsidiaries, on the one hand, and the Bank on the other hand, on commercial lending terms and conditions, including acceleration rights, events of default, the Bank's rights and remedies and similar provisions that Dynasil believes are customary for commercial loans of this sort. In connection with the Bank Loan Agreement, the borrower and the guarantors executed and delivered to the Bank customary forms of notes, mortgages, security agreements, guarantees and similar documents. Reference is made to the complete and final form of the Bank Term Loan and Line of Credit Agreement which is filed as an Exhibit to this Report and which is incorporated herein by reference.

     The information set forth under Items 2.01 and 3.02 is incorporated by reference thereto.

Item 2.01. Completion of Acquisition or Disposition of
Assets

     The transactions contemplated by the agreements described under Item 1.01 were consummated on July 1, 2008. In connection with the consummation of those transactions, indebtedness previously owed to Citizens Bank of Massachusetts by Optometrics and guaranteed by Dynasil of $468,620 was repaid and the liens associated with that indebtedness were released. In connection with the consummation of those transactions, indebtedness previously owed to the Bank in the amount of $425,460 also was repaid. In recognition of the time that Mr. James Saltzman spent above and beyond normal Director expectations to support the RMD transaction, Dynasil's Board authorized a total payment of $60,000 for consulting services which Mr. Saltzman has elected to receive 50% in cash and the other 50% in options to acquire 144,648 shares with a exercise price of $4.00 per share over a three year term. The information set forth under Items1.01 and 3.02 of this Report is incorporated herein by reference.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

     The information set forth under Items1.01 and 2.01 of this Report is incorporated herein by reference.

     On July 1, 2008, Dynasil issued and sold an aggregate of 4,582,000 shares of its common stock pursuant to and in connection with the transactions described under Items 1.01 and 2.01 of this Report. These shares were sold in transactions exempt from the registration requirements of the Securities Act of 1933 (the "Act") pursuant to section
4(2) thereof. As a result of those transactions, Dynasil believes that Entine, including shares held in his family trust and trusts held in his children's names, owns beneficially or of record approximately 4,363,098 shares of Dynasil's common stock, which represents approximately 40% of its outstanding shares of common stock at the date of this Report.

     On July 1, 2008, Dynasil sold approximately 4.7 million shares of a Series C 10% Cumulative Convertible Preferred Stock (the "Series C Preferred Stock"). Through August 31, 2008, approximately 5.3 million shares of the Series C Preferred Stock had been sold. The shares of Series C Preferred Stock were sold at a price of $1.00 per share. No underwriting discounts or commissions were paid in connection with the sales. The securities were offered and sold only to accredited investors within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the "Act"), in a transaction conducted pursuant to section 4(2) of the Act and Regulation D thereunder. Each share of Series C Preferred Stock carries a 10% per annum dividend and is convertible to 0.4 share of Dynasil common stock, which translates into a conversion price of $2.50 per share, at any time by the holders, subject to adjustment for certain subsequent sales of common stock or securities convertible into or exchangeable for common stock, and is callable after two years by Dynasil at a redemption price of $1.05 per share. After two years, Dynasil can force conversion of the Series C Preferred Stock if the closing price of Dynasil common stock is $4.00 per share or higher. Dynasil will offer Series C Preferred Stock holders the option to receive dividends in cash or in common stock at $2.50 per share subject to a maximum of 480,000 shares to be issued under this arrangement. Dynasil estimates that the net proceeds to it of the offering of the Series C Preferred Stock sold to the date of this Report are approximately $5.3 million. Dynasil also intends to continue to offer shares of the Series C Preferred Stock for sale for the foreseeable future in order to sell a total amount in the $6 to $7 million range. Other financing alternatives are also being evaluated for additional working capital. As set forth under Items
1.01 and 2.01 above, the net proceeds of the sale of shares of the Series C Preferred Stock to date were used to consummate the transactions described under Items 1.01 and
2.01 of this Report.

     Information relating to previous sales of unregistered securities described in Dynasil's Reports on Form 8-K dated
March 14, 2005 and October 6, 2006 are incorporated herein by reference.

Item 3.03 Material Modifications to Rights of Securities
Holders

     The information set forth under Item 1.01 of this Report is incorporated herein by reference. The requirements under the Bank Loan Agreement that Dynasil maintain a debt service coverage ratio of at least 1.20 to 1 and apply 20% of its earnings after taxes during its fiscal years ending September 30, 2009 and September 30, 2010 to mandatory prepayments of up to $300,000 in fiscal 2009 and $500,000 in fiscal 2010 may constitute material modifications of the rights of holders of shares of its common stock. Although Dynasil has no current plan or intention to pay dividends on shares of its common stock for the foreseeable future, the existence of that restriction under the Bank Loan Agreement, as well as the requirement that dividends on shares of the Series B and C Preferred Stock must be declared and paid prior to the declaration and payment of dividends on the shares of common stock, may as practical matters restrict or eliminate the possibility that dividends will be paid on shares of Dynasil's common stock.

Item 5.01 Changes in Control of Registrant

     The information set forth under Item 1.01, 2.01 and
3.02 of this Report is incorporated herein by reference.

     As a consequence of receipt of an aggregate of 4,363,098 shares of Dynasil's common stock in connection with the transactions described under Items 1.01 and 2.01 of this Report, which represents approximately 40% of Dynasil's outstanding shares of common stock at the date of this Report, Entine and his family trust and trusts held in his children's names trusts now together constitute Dynasil's largest stockholders. Although Dynasil believes that by virtue of that stock ownership, a change of control of Dynasil has not occurred, the holding of such a large percentage of Dynasil's common stock may permit Entine and/or such trusts to exert a significant influence on Dynasil's management and policies.

Section 8 - Other Events

Item 8.01 Other Events

     On June 30, 2008, the Registrant's previously disclosed reincorporation to Delaware was completed.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

  (a)  Financial Statements of businesses acquired
     - Independent's Auditor's report - RMD, Inc. and
       Affiliate
     - Balance sheets - RMD, Inc. and Affiliate
     - Statements of Operations - RMD, Inc. and Affiliate
     - Statements of Changes in Equity - RMD, Inc. and
       Affiliate
     - Statements of Cash Flow - RMD, Inc. and Affiliate
     - Notes to Financial Statements - RMD, Inc. and
       Affiliate

  (b)  Pro Forma financial information
     - Unaudited Pro Forma Condensed Consolidated Balance
       Sheet of       Dynasil Corporation of America, as of
       June 30, 2008
     - Unaudited Pro Forma Condensed Consolidated Statement
       of   Operations of Dynasil Corporation of America for
       the nine months ending June 30, 2008 and the twelve months ending September 30, 2007.
       - Notes to the Unaudited Pro Forma Consolidated
       Financial      Information.

  (c)  Exhibits

     10.1* Form of Asset Purchase Agreement dated July 1, 2008 (the "Asset Purchase Agreement") by and among Dynasil, RMD Instruments Corp., a Delaware corporation ("RMD Instruments"), RMD Instruments LLC, a Massachusetts limited liability company (the "Seller"), the Gerald Entine 1988 Family Trust (the "Entine Trust"), Fritz Wald and Doris Wald (together, the "Walds") and Jacob H. Paster ("Paster");

     10.2* Form of Agreement and Plan of Merger dated July
1, 2008 (the "Merger Agreement") by and among Dynasil, RMD
Acquisition Sub, Inc., a Delaware corporation ("RMD
Acquisition"), Radiation Monitoring Devices, Inc., a
Massachusetts corporation ("RMD"), the Entine Trust, the
Walds and Paster;

     10.3* Form of Former Owner Work Continuation Agreement dated July 1, 2008 by and between Dynasil and Gerald Entine
("Entine");

     10.4* Form of Former Owner Work Continuation Agreement dated July 1, 2008 by and between Dynasil and Paster;

     10.5* Form of Standard Form Commercial Lease - RMD-I dated July 1, 2008 by and between Charles River Realty, d/b/a Bachrach, Inc. (the "Lessor"), and RMD Instruments;

     10.6* Form of Standard Form Commercial Lease - RMD-S dated July 1, 2008 by and between the Lessor and RMD;

     10.7* Form of Term Loan and Line of Credit Agreement dated July 1, 2008 by and among Susquehanna Bank DV (the
"Bank"), Dynasil, Evaporated Metal Films Corporation, a New
York corporation ("EMF"), Optometrics Corporation, a
Delaware corporation ("Optometrics"), RMD Instruments and
RMD Acquisition.

     23    Consent of Haefele, Flanagan & Co., p.c.

     99.1* Dynasil Corporation of America press release dated July 2, 2008.

  *   Incorporated herein by reference.

(a) Financial Statements of businesses acquired



INDEPENDENT AUDITORS' REPORT



To the Stockholders
Radiation Monitoring Devices, Inc. and Affiliate
Watertown, Massachusetts


      We have audited the accompanying combined balance sheets of RADIATION MONITORING DEVICES, INC. AND AFFILIATE as of June 30, 2008 and September 30, 2007 and the related combined statements of operations, changes in equity, and cash flows for the nine months ended June 30, 2008 and the year ended September 30, 2007. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


      In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of RADIATION MONITORING DEVICES, INC. AND AFFILIATE as of June 30, 2008 and
September 30, 2007, and the combined results of its operations and its combined cash flows for the nine months ended June 30, 2008 and the year ended September 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

                               HAEFELE, FLANAGAN &  CO. p.c.
Moorestown, New Jersey
September 12, 2008

Radiation Monitoring Devices, Inc. and Affiliate
Combined Balance Sheets
June 30, 2008 and September 30, 2007

ASSETS                                       2008         2007
                                        ---------     ---------
CURRENT ASSETS:
Cash and equivalents                 $    909,875   $ 2,165,317
Accounts receivable, net                1,530,598       932,967
Inventories                               705,155     1,101,927
Costs in excess of billings             2,088,363     1,761,187
Investments                               824,105       812,976
Prepaid expenses and
  other current assets                    189,328       180,391
                                        ---------     ---------
Total current assets                    6,247,424     6,954,765

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment , net       913,888       615,895
                                        ---------     ---------
TOTAL ASSETS                          $ 7,161,312   $ 7,570,660
                                       ==========    ==========

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Accounts payable                         $466,402      $328,433
Deferred revenue                               0        190,225
Accrued expenses and
   other current liabilities              454,077       442,094
                                        ---------     ---------
Total current liabilities                 920,479       960,752

Stockholders' Equity
Common stock, no par value,
  12,500 shares authorized
   issued and outstanding                  11,717        11,717
Accumulated other
  comprehensive income (loss)              13,034       (16,760)
   Retained earnings                    3,802,033     2,963,744
                                        ---------     ---------
                                        3,826,784     2,958,701

Members' equity                         2,414,049     3,651,207
                                        ---------     ---------
Total equity                            6,240,833     6,609,908
                                        ---------     ---------
Total Liabilities and Equity          $ 7,161,312   $ 7,570,660
                                       ==========    ==========




The accompanying notes are an integral part of these combined financial statements.

Radiation Monitoring Devices, Inc. and Affiliate
Combined Statements of Operations
For the Nine Months Ended June 30, 2008 and for the
Year Ended September 30, 2007


                                             2008          2007
                                        ---------     ---------
                                     (Nine Months)

Net revenues                         $ 17,177,275  $ 20,420,554

Cost of revenues                        8,529,770     9,955,577
                                        ---------     ---------
Gross Profit                            8,647,505    10,464,977

Selling, general and
   administrative expenses              6,428,779     7,812,275
                                        ---------     ---------
Income from operations                  2,218,726     2,652,702

Other income (expense)
   Interest income                         71,229       102,474
   Investment income                       23,634        66,190
   Realized loss on sale of investments    (6,674)         -0-
                                        ---------     ---------
Total other income (expense)               88,189       168,664

Income before income taxes              2,306,915     2,821,366

Income taxes                                -0-           -0-
                                        ---------     ---------
Net Income                           $  2,306,915   $ 2,821,366


See accompanying notes which are an integral part of these combined financial statements.

Radiation Monitoring Devices, Inc. and Affiliate
Combined Statements of Changes in Equity
For  the  Nine Months Ended June 30, 2008 and for  the  Year
Ended September 30, 2007


                            Common Stock   Retained     Members'     Accum    Other    Total
                          Shares   Amount  Earnings     Equity       Comp     Income   Equity
                          ------   ------   ---------   ---------     ------   -------  ---------
Balance, October 1, 2006  12,500  $11,717  $3,076,022  $2,170,036   $(37,519)          $5,220,256

Comprehensive income
  Net income                                  534,462   2,286,904                       2,821,366
  Unrealized gains from investments                                   20,759               20,759
                                                                                        ---------
Total comprehensive income                                                              2,842,125

Dividends                                    (646,740)                                   (646,740)
Member's withdrawals                                     (805,733)                       (805,733)
                          ------   ------   ---------   ---------     ------   -------  ---------
Balance, Sept 30, 2007    12,500   11,717   2,963,744   3,651,207    (16,760)           6,609,908

Comprehensive income
  Net income                                  853,571   1,453,344                       2,306,915
  Unrealized gains from investments                                   29,794               29,794
                                                                                        ---------
Total comprehensive income                                                              2,336,709

Dividends                                     (15,282)                                    (15,282)
Members' withdrawals                                   (2,690,502)                     (2,690,502)
                          ------   ------   ---------   ---------     ------   -------  ---------
Balance, June 30,2007     12,500  $11,717  $3,802,033  $2,414,049    $13,034           $6,240,833
                          ======   ======   =========   =========     ======   =======  =========

See accompanying notes which are an integral part of these combined financial statements.

Radiation Monitoring Devices, Inc. and Affiliate
Combined Statements of Cash Flows
For the Nine Months Ended June 30, 2008 and the Year Ended
September 30, 2007

                                                      2008         2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                      $ 2,306,915   $2,821,366
Adjustments to reconcile net income to net cash
provided by operating activities:
   Depreciation                                     116,213       82,196
    Bad debt allowance                               12,772       (4,229)
     Realized  loss on sale of investments            6,674          0
 Net decrease in  costs and estimated earnings in
    excess  of billings on uncompleted contracts   (327,176)     (40,463)
(Increase) decrease in:
  Accounts receivable                              (610,403)        (489)
  Inventories                                       396,772     (790,585)
  Prepaid expenses and other current assets          (8,937)     (55,497)
 Increase (decrease) in:
  Accounts payable                                  137,969      249,870
    Deferred  revenue                              (190,225)    (190,506)
   Accrued expenses and other current liabilities    11,983     (171,624)
  Net cash provided by operating activities       1,852,557    1,900,039


CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sales of investments                11,991      886,561
   Purchases of property and equipment             (414,206)    (376,043)
Net cash used in investing activities              (402,215)     510,518

CASH FLOWS FROM FINANCING ACTIVITIES:
 Dividends paid                                     (15,282)    (646,740)
 Members' withdrawals                            (2,690,502)    (805,733)
Net cash used in financing activities            (2,705,784)  (1,452,473)

Net increase (decrease) in cash and equivalents  (1,255,442)     958,084

Cash and cash equivalents, beginning              2,165,317    1,207,233

Cash and cash equivalents, ending                  $909,875   $2,165,317


The accompanying notes are an integral part of these combined financial statements.

      RADIATION MONITORING DEVICES, INC. AND AFFILIATE
           NOTES TO COMBINED FINANCIAL STATEMENTS
            JUNE 30, 2008 AND SEPTEMBER 30, 2007


Note 1 - Summary of Significant Accounting Policies

Nature of Operations

      The Companies are primarily engaged in the research, development, fabrication and marketing of components, materials and instruments. The Companies' products and services are sold and provided throughout the United States and internationally.

Principles of Combination

      The accompanying combined financial statements include the activities of Radiation Monitoring Devices, Inc. (an "S" corporation) and RMD Instruments, LLC (a limited liability corporation), both of which are under common control. All significant inter-company transactions and balances have been eliminated in the combination.

Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

     The Companies record revenue from product sales at the time the product is shipped and title passes pursuant to the terms of the agreement with the customer, the amount due from the customer is fixed or determinable, and collectability of the related receivable is reasonably assured. Returns of products shipped have historically not been material.

     Revenues from research and development activities consists of up-front fees, research and development funding and milestone payments. Non-refundable up-front fees are deferred and amortized to revenue over the related performance period. Periodic payments for research and development activities and government grants are recognized over the period that the Company performs the related
activities  under  the  terms of  the  agreements.   Revenue
resulting   from   the  achievement  of   milestone   events
stipulated  in  the  agreements  is  recognized   when   the
milestone is achieved.

      RADIATION MONITORING DEVICES, INC. AND AFFILIATE
           NOTES TO COMBINED FINANCIAL STATEMENTS
            JUNE 30, 2008 AND SEPTEMBER 30, 2007

Note 1 - Summary of Significant Accounting Policies
(continued)

     Government funded services revenue from cost plus contracts are recognized as costs are incurred on the basis of direct costs plus allowable indirect costs and an allocable portion of the fixed fee. Revenues from fixed-type contracts are recognized under the percentage of completion method with estimated costs and profits included in contract revenue as work is performed. Revenues from time and materials contracts are recognized as costs are incurred at amounts represented by agreed billing amounts. Recognition of losses on projects are taken as soon as the loss is reasonably determinable. The Companies have no current accrual for potential losses on existing projects.

     The majority of the Companies' contract revenue is derived from the United States government and government related contracts. Such contracts have certain risks which include dependence on future appropriations and administrative allotment of funds and changes in government policies. Costs incurred under United States government contracts are subject to audit. The Companies believe that the results of such audits will not have a material effect on its financial position or its results of operations.

Accounts Receivable

     Accounts receivable are presented in the balance sheet, net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. Such allowances are based upon our estimate of non-collectability due to customer factors such as payment history and customer classification. The Companies write off specific accounts receivable when they become uncollectible. The allowance for doubtful accounts as of June 30, 2008 and September 30, 2007 were $51,571 and $38,798.

Inventories

     Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. Inventories consist primarily of raw materials, work-in-process and finished goods. The Companies evaluate inventory levels and expected usage on a periodic basis and records adjustments for impairments as required.

Investments

      The Companies determine the appropriate classification of marketable securities at the time of purchase and reevaluates designation at each balance sheet date. Marketable securities have been classified as available-for-sale and are carried at fair value, with unrealized holding gains and losses reported as a separate component of other
comprehensive                                        income.

          RADIATION MONITORING DEVICES, INC. AND AFFILIATE
           NOTES TO COMBINED FINANCIAL STATEMENTS
            JUNE 30, 2008 AND SEPTEMBER 30, 2007

Note 1 - Summary of Significant Accounting Policies
(continued)

Investments (continued)

       The cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization, interest income, realized gains and losses and declines in value judged to be other than temporary are included in interest and other income. The cost of securities sold is based on specific identification (FIFO).

Property and Equipment and Depreciation

       Property and equipment are recorded at cost. Depreciation is provided using the straight line method over the estimated useful lives of the respective assets. The estimated useful lives of assets for financial reporting purposes are as follows: laboratory equipment, 3 to 7 years;  machinery, 5 to 7 years; office equipment,  5  to  7 years; vehicles, 5 years; leasehold improvements, term of lease; furniture and fixtures, 5 to 7 years. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. When items of property and equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

Impairment of Long-Lived Assets

     The   Companies  review  its  long-lived   assets   for
impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future net cash flows to be generated by the assets. If these assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Based on these reviews, no asset impairment charges were made to the carrying value of long-lived assets during the periods ended June 30, 2008 and September 30, 2007.

Patent Costs (principally Legal Fees)

     Costs incurred in filing, prosecuting and maintaining patents are expensed as incurred. Such costs aggregated approximately $158,000 and $326,000 for the periods ended
June 30, 2008 and September 30, 2007, respectively.

      RADIATION MONITORING DEVICES, INC. AND AFFILIATE
           NOTES TO COMBINED FINANCIAL STATEMENTS
            JUNE 30, 2008 AND SEPTEMBER 30, 2007

Note 1 - Summary of Significant Accounting Policies
(continued)

Research and Development Costs

     Research and development ("R&D") costs are expensed as incurred. Equipment purchased with alternative future benefit in R&D activities is capitalized and resulting depreciation is recorded as R&D expense. Additionally, R&D costs include employee salaries directly related to R&D efforts and all other costs directly allocable to R&D efforts, including equipment for which there is no alternative use. R&D costs, included in cost of revenues totaled $6,526,492 and $7,769,571 for the periods ended June 30, 2008 and September 30, 2007, respectively.

Shipping Costs

     The Companies include shipping and costs billed to customers in net sales. Shipping and handling costs included in selling, general and administrative expenses totaled $90,783 and $67,504 for the periods ended June 30, 2008 and September 30, 1997, respectively.

Income Taxes

      The stockholders and members have elected to have the Companies taxed as an "S" Corporation and a partnership for federal and state income tax purposes. Accordingly, no provisions for federal income taxes have been made for the Companies for the nine months ended June 30, 2008 and the year ended September 30, 2007. Income taxes are provided for state income taxes to the extent taxable by states recognizing "S" corporation status. There were no income taxes provided for the periods ended June 30, 2008 and September 30, 2007.

Financial Instruments

     The carrying amount reported in the balance sheets for cash and cash equivalents, accounts receivable, investments and accounts payable approximates fair value because of the immediate or short-term maturity of these financial instruments. Financial instruments that potentially subject the Companies to concentrations of credit risk consist of accounts receivable. In the normal course of business, the Companies extend credit to certain customers. Management performs initial and ongoing credit evaluations of their customers and generally does not require collateral.

Concentration of Credit Risk

     The Companies maintain allowances for potential credit losses and has not experienced any significant losses related to the collection of its accounts receivable. As of June 30, 2008 and September 30, 2007 approximately $556,675 and $282,801 or 36% and 30%, respectively, of the Companies' accounts receivable are due from foreign sales.

      RADIATION MONITORING DEVICES, INC. AND AFFILIATE
           NOTES TO COMBINED FINANCIAL STATEMENTS
            JUNE 30, 2008 AND SEPTEMBER 30, 2007

Note 1 - Summary of Significant Accounting Policies
(continued)

Concentration of Credit Risk (continued)

     The Companies maintain cash and cash equivalents at various financial institutions in Massachusetts. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000 per depositor. At June 30, 2008 the Companies' uninsured bank balances totaled $697,586. The Companies have not experienced any significant losses on its cash and cash equivalents.

Statement of Cash Flows


     For purposes of the statement of cash flows, the Companies generally consider all highly liquid investments with an original maturity of three months or less to be cash equivalents.


Note 2 - Inventories

     Inventory  at  June  30, 2008 and  September  30,  2007
consisted of the following:
                                            2008        2007
                                          -------   ---------
     Finished goods                     $  12,979  $   18,197
     Work-in-progress                     188,766     189,287
     Raw materials                        503,410     894,443
                                          -------   ---------
                                        $ 705,155  $1,011,927
                                          =======   =========

Note 3 - Property and Equipment

     Property  and Equipment at June 30, 2008 and  September
30, 2007 consisted of the following:
                                            2008        2007
                                          -------   ---------

      Laboratory  equipment             $ 494,950   $ 434,662
      Machinery                           249,446     233,306
      Office  equipment                   130,524     114,902
      Vehicles                             36,169      36,169
      Furniture  and fixtures              23,404      17,042
      Leasehold  improvements             898,240     582,446
                                        ---------   ---------
                                        1,832,733   1,418,527
      Less  accumulated depreciation     (918,845)   (802,632)
                                        ---------   ---------
                                        $ 913,888   $ 615,895
                                        =========   =========

     Depreciation expense for the nine months ended June 30, 2008 and the year ended September 30, 2007 was $116,213 and $82,187.

      RADIATION MONITORING DEVICES, INC. AND AFFILIATE
           NOTES TO COMBINED FINANCIAL STATEMENTS
            JUNE 30, 2008 AND SEPTEMBER 30, 2007

Note 4 - Investments

      The companies' investments consist of mutual funds containing government backed debt securities at June 30, 2008 and 2007 and are summarized as follows:

                                       Unrealized  Unrealized
                                       Holding     Holding    Fair
                             Cost      Gains       Losses     Value
                             --------  ----------  ---------  --------
Value at June 30, 2008       $829,736     -0-         16,760  $812,976
Value at September 30, 2007  $811,071   13,034         -0-    $824,105



      Proceeds from the sale of marketable securities during the years ended amounted to $11,991 and $886,561 for the periods ended June 30, 2008 and September 30, 2007. Gross realized losses on sales of marketable securities were $6,674 and $ -0- for the periods ended June 30, 2008 and September 30, 2007.

      The net adjustments to unrealized gain on marketable securities included as a separate component of accumulated other comprehensive income totaled $29,794 in 2008 and $20,759 in 2007.


Note 5   - Retirement Plan

      The  Company also has a 401(k) plan which  allows  all
employees   who  meet  certain  requirements  to   defer   a
percentage  of their wages.  The plan has no Company  match.
The Company's has no contributions to the plan.

Note 6 - Related Party Transactions

     The Companies lease their office and production facility from the stockholder under an annual operating lease agreement. Rent expense paid to the stockholder for the nine months ended June 30, 2008 and the year ended September 30, 2007 was $572,682 and $649,671.

Note 7 - Revenues

     The Companies' revenues from research and development activities for the periods ended June 30, 2008 and September 30, 2007 are comprised of: a) United States government cost-plus fixed-fee contracts (CPFF), and b) United States government, government related and non government related firm fixed price contracts (FFP). The Companies' revenues also include product sales. Revenues for the periods ended June 30, 3008 and September 30, 2007 are summarized as follows:

      RADIATION MONITORING DEVICES, INC. AND AFFILIATE
           NOTES TO COMBINED FINANCIAL STATEMENTS
            JUNE 30, 2008 AND SEPTEMBER 30, 2007

Note 7 - Revenues (continued)

Research and Development
   Cost-plus fixed fee   $10,436,124         $12,144,578
   Firm fixed price        1,301,616           1,765,345
Product sales              5,439,535           6,510,631
                          ----------          ----------
Total revenues           $17,177,275         $20,420,554
                          ==========          ==========

      Revenues from research and development activities include Small Business Innovative Research ("SBIR") grants and other government related funding received from United States government and government related agencies (the "Government"). Government revenues totaled $10,949,538 and $12,404,422 for the periods ended June 30, 2008 and September 30, 2007. Accounts receivable includes $369,756 and $142,837 due from the Government as of June 30, 2008 and September 30, 2007. Costs and estimated earnings in excess of billings on uncompleted contracts included $1,706,458 and $1,433,706 due from the Government as of June 30, 2008 and September 30, 2007.

      Revenues from product sales include sales from two customers totaling approximately $1,890,000 and $4,199,000 or 35% and 64% of product sales for the periods ended June 30, 2008 and September 30, 2007. Accounts receivable from these customers totaled $598,521 and $356,107 as of June 30, 2008 and September 30, 2007.


Note 8 - Supplemental Disclosure of Cash Flow Information


     Cash paid for interest and income taxes during the periods ended June 30, 2008 and September 30, 2007 was $-0- and $-0-.


Note 9 - Subsequent Events

      On July 1, 2008, Dynasil Corporation of America acquired the Companies in a business combination accounted for as a purchase for consideration in the amount of $12,500,000 cash and 4,582,000 shares of Dynasil Corporation of America common stock valued at $7,552,100, for a total purchase price of $20,052,100.

(b) Unaudited Pro Forma Condensed Consolidated Financial
Information

Introduction

     On July 1 2008, Dynasil acquired certain assets of RMD Instruments, LLC and the outstanding stock of Radiation Monitoring Devices, Inc. (together, "RMD") in a transaction accounted for as a purchase business combination. As consideration for the acquisition, Dynasil paid $12,500,000 in cash and issued 4,582,000 shares in Dynasil common stock to the seller and incurred acquisition-related costs of approximately $350,000. In order to provide financing for this acquisition, Dynasil completed a $10 million bank financing with Susquehanna Bank DV, issued 4.582 million shares of common stock and sold 5.3 million shares of Series C 10% cumulative convertible preferred stock.


     The unaudited pro forma condensed consolidated statements of operations for the nine months ended June 30, 2008 and the year ended September 30, 2007 have been prepared to give effect to the acquisition as if it had occurred on September 30, 2006. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2008 has been prepared to give effect to the acquisition as if it had occurred as of September 30, 2006.

     The historical consolidated financial statements of RMD have been prepared in accordance with U.S. generally accepted accounting principles.

     The unaudited pro forma adjustments are based on preliminary estimates, available information and certain assumptions and may be revised as additional information becomes available. Management anticipates net savings from the combination of Dynasil and RMD which have not been included in the pro forma statements. The unaudited pro forma condensed consolidated financial information is not intended to represent Dynasil's financial position or results of operations for any future period. Since Dynasil and RMD were not under common control or management for any period presented, the unaudited pro forma condensed consolidated financial results may not be comparable to, or indicative of, future performance.

     This unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements of Dynasil as well as the RMD combined statements included in this report. Dynasil's historical consolidated financial statements can be found in its Annual Report on Form 10-K filed on September 30, 2007.




 UNAUDITED  PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                     AS OF JUNE 30, 2008

ASSETS
                                                                Consolidated
                              Dynasil      RMD    Eliminations  Dynasil
                            ---------  ---------  ------------   ----------
Current assets
 Cash and equivalents        $371,904   $950,000                $ 1,321,904
 Accounts receivable, net   1,317,830  1,530,598                  2,848,428
 Inventory                  2,036,849    705,155                  2,742,004
 Deferred tax asset           216,100          0                    216,100
 Costs in excess of billings        0   548,238                    548,238
 Other current assets         207,409    189,328                    396,737
                            ---------  ---------  ------------   ----------
 Total current assets       4,150,092  3,923,319                  8,073,411

Property, Plant
  and Equipment, net        2,603,608    100,888                  2,704,496

Investment in and Advances
  to Subsidiaries          21,852,100          0  (21,852,100)            0

Intangibles                         0 18,748,372                 18,748,372
Other Assets                  232,374                               232,374
                            ---------  ---------  ------------   ----------
  Total other Assets          232,374 18,748,372            0    18,980,746
                            ---------  ---------  ------------   ----------
TOTAL ASSETS              $28,838,174 22,772,579 $(21,852,100)  $29,758,653




LIABILITIES
                                                                Consolidated
                              Dynasil      RMD    Eliminations  Dynasil
                            ---------  ---------  ------------   ----------
Current Liabilities
 Note payable to bank     $   560,070  $       0                $   560,070
 Current portion of
    long-term debt          1,925,260          0                  1,925,260
 Accounts payable             496,109    466,402                    962,511
 Intercompany payable               0  1,450,000    (1,450,000)           0
 Accrued expenses             571,260    454,077                  1,025,337
                            ---------  ---------  ------------   ----------
 Total current liabilities  3,552,699  2,370,479    (1,450,000)   4,473,178

Long-term Debt, net         8,705,221          0                  8,705,221

Stockholders' Equity
 Common Stock                   7,555     11,717       (11,717)       7,555
 Preferred Stock            5,300,710          0                  5,300,710
 Additional
   paid in capital         10,748,006 20,390,383   (20,390,383)  10,748,006
 Retained earnings          1,510,325                             1,510,325
                            ---------  ---------  ------------   ----------
                           17,566,596 20,402,100   (20,402,100)  17,566,596

 Less treasury stock at cost (986,342)         0                  (986,342)
                            ---------  ---------  ------------   ----------
   Total
     Stockholders' Equity  16,580,254 20,402,100   (20,402,100)  16,580,254
                           ========== ==========   ===========   ==========
TOTAL LIABILITIES
   AND STOCKHOLDERS'
   EQUITY                 $28,838,174 $22,772,579 $(21,852,100) $29,758,653
                           ========== ==========   ===========   ==========

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.




UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF
OPERATIONS
           FOR THE NINE MONTHS ENDED JUNE 30, 2008



                                              ProForma     Pro Forma
                      Dynasil     RMD         Adjustments  Dynasil

Sales               $ 8,537,144  $17,177,275               $25,714,419

Cost of sales         5,867,317    8,529,770                14,397,087
                      ---------   ----------   -----------  ----------
Gross profit          2,669,827    8,647,505                11,317,332

Selling, general
  and administrative
  expense             2,131,366    6,428,779                 8,560,145
                      ---------   ----------   -----------  ----------
Income from
  Operations            538,461    2,218,726                 2,757,187

Interest and
   other expense       (114,774)      88,189    $(276,985)b   (303,570)
                      ---------   ----------   -----------  ----------
Income before
  income taxes          423,687    2,306,915    $(276,985)   2,453,617

Income tax expense      (34,421)                 (883,020)c   (917,441)
                      ---------   ----------   -----------  ----------
Net income             $389,266   $2,306,915  $(1,160,005)  $1,536,176


Basic net income per share                                      $0.10 d
Diluted net income per share                                    $0.09

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.



UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF
OPERATIONS
            FOR THE YEAR ENDED SEPTEMBER 30, 2007

                                              ProForma     Pro Forma
                      Dynasil     RMD         Adjustments  Dynasil
                      ---------   ----------   -----------  ----------
Sales               $10,794,650  $20,420,554               $31,215,204

Cost of sales         7,498,691    9,955,577                17,454,268
                      ---------   ----------   -----------  ----------
Gross profit          3,295,959   10,464,977                13,760,936

Selling, general
  and administrative
  expense             2,708,886    7,812,275                10,521,161
                      ---------   ----------   -----------  ----------
Income from Operations  587,073    2,652,702                 3,239,775

Interest and
  other expense, net   (153,523)     168,664    (496,714)b    (481,573)
                      ---------   ----------   -----------  ----------
Income before
   income taxes         433,550    2,821,366    (496,714)    2,758,202

Income tax expense      108,460               (1,011,224)c    (902,764)
                      ---------   ----------   -----------  ----------
Net income            $ 542,010   $2,821,366 $(1,507,938)   $1,855,438

Basic net income per share                                      $0.12 d
Diluted net income per share                                    $0.11

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.


Notes to Unaudited Pro Forma Condensed Consolidated
Financial Information

Note 1 - Pro Forma Adjustments and Assumptions

The following adjustments have been reflected in the unaudited pro forma condensed consolidated financial information:

a)
          The RMD acquisition has been accounted for under the purchase method pursuant to the provisions of SFAS No. 141, Business Combinations. Accordingly, the identifiable net tangible and separately identifiable intangible assets acquired and liabilities assumed were recognized at their estimated fair values as of the date of combination. The unaudited pro forma adjustments herein are based on preliminary estimates of fair value by an independent appraiser. The final allocation of the purchase price, when completed, may differ materially from the preliminary purchase price allocation herein.

     The total consideration paid and preliminary purchase price allocation are as follows:

     Purchase price:

       Cash consideration paid at closing       $12,500,000
       Stock consideration paid                   7,552,100
       Estimated costs and expenses                 350,000

       Total consideration                      $20,402,100

     Purchase price allocation:

       Fair market value of net tangible assets  $1,653,728
            of RMD

       Goodwill and intangible assets           $18,748,372

       Total consideration                      $20,402,100


     In connection with the acquisition, the proforma reflects advances of $1,450,000 from the parent company required for working capital purposes.


b) Additional interest expense is reflected to give effect to the interest that would have been incurred as a result of the increased borrowings totaling about $9 million that were used to finance the acquisition of RMD.
c) Income taxes are provided to give effect to the additional income taxes that would have resulted from the operations of RMD. Based on the profitability of RMD reflected in these proforma financial statements, Dynasil's net operating losses will not be sufficient to cover its income. The proforma financial statements reflect additional federal income taxes of 34% and 9.5% Massachusetts state income taxes resulting from the RMD income.
d) Earnings per share has been adjusted to give effect to the additional dividends payable on the Series C Preferred Stock issued.





                              SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         DYNASIL CORPORATION OF AMERICA

Date:  September 13, 2008               By:  /s/ Craig Dunham
                                       ------------------
                                        Craig Dunham
                                        President and Chief
                                        Executive Officer